UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway	Suite 100
Boca Raton	FL	33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

On November 10, 2023, the Audit Committee of the Board of Directors (the “Audit Committee”) of Greenlane Holdings, Inc. (the “Company”), after consultation with management and discussions with Marcum LLP, the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2023, concluded that the sequence it used in applying the guidance in ASC 360-10-35 and ASC-350-10 was done out of order in determining whether an impairment of its definite-lived intangible assets existed as of September 30, 2022. Under the guidance provided by ASC 360-10-35, the carrying amounts of any assets that are not within the scope of ASC 360-10, other than goodwill, should be adjusted for impairment, as necessary, prior to testing long-lived assets for impairment under ASC-350-10 and the carrying amount of assets within the scope of ASC 360-10 should be adjusted for impairment prior to testing goodwill for impairment under ASC 350-10.

As a result, the carrying balance of definite-lived intangible assets was overstated in the Company’s previously issued unaudited consolidated financial statements for the quarterly period ended September 30, 2022, which also impacted the audited consolidated financial statements for the annual period ended December 31, 2022, and the quarterly unaudited consolidated financial statements for the quarterly periods ended March 31, 2023 and June 30, 2023 (collectively, the “Affected Periods”), as well as the relevant portions of any communication or filings which describe or are based on such financial statements, and therefore these financial statements for the Affected Periods should no longer be relied upon and are to be restated.

These changes are to non-cash items and do not change the Company’s reported operating revenues or costs of goods sold, however, the Company determined that these changes have a material impact on the as-filed financial statements for the Affected Periods, and as a result, the restatement of the Affected Periods is required.

The Company expects to file restated financial statements for the Affected Periods on Form 10-K/A and Form 10-Q/A, as applicable, as soon as reasonably practical. The Company estimates approximately a $50.7 million impairment charge in the third quarter of 2022 related to definite-lived intangible assets correction, and in subsequent periods the related amortization expense will be reversed. At this time the Company is still reviewing the full impact of this impairment charge and is unable to quantify the full impact of the corrections to the Affected Periods as its review is ongoing.

The Audit Committee, along with management, discussed with Marcum LLP, the matters disclosed in this filing pursuant to Item 4.02(a) of Form 8-K.

Forward Looking Statements

Certain matters within this Current Report on Form 8-K are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: the Company’s expectations regarding filing the restated financial statements for the Affected Periods. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 and the Company's other filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Additional information is also set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K, which are based on information available to the Company on the date hereof. The Company undertakes no duty to update this information unless required by law.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File
* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: November 14, 2023	By:	/s/ Lana Reeve
Lana Reeve
Chief Financial and Legal Officer